Definitive Information Statement
Dated: September 28, 2000

                Dynamic Information System and eXchange, Inc.

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 19, 2000

TO THE SHAREHOLDERS OF DYNAMIC INFORMATION SYSTEM AND EXCHANGE, INC.:

     A special meeting of the shareholders (the "Special Meeting") of Dynamic Information System and eXchange, Inc. (the "Company"), will be held at the Cedar Room of the Marriott Provo Hotel, located at 101 West 100 North, Provo, Utah 84601, on October 19, 2000, at 7:00 p.m., Mountain Daylight Time, to:

     1. Elect three directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified;

     2. Approve a change to the Bylaws to permit action without notice or a shareholders' meeting if consents in writing are obtained from shareholders having enough votes to approve the action;

     3. Approve a change of domicile merger to effect a move from Utah to Nevada;

     4. Approve a name change amendment to change the name of the Company to Career Worth, Inc.;

     5. Consider and act upon the ratification of the appointment of HJ & Associates, LLC, as independent public accountants; and

     6. Transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ABOVE PROPOSALS WHICH ARE DESCRIBED IN MORE DETAIL IN THE ACCOMPANYING INFORMATION STATEMENT.

     ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON SEPTEMBER 28, 2000 (THE "RECORD DATE"), ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE SPECIAL MEETING. MEMBERS OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS WHO, COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S ISSUED AND OUTSTANDING SHARES HAVE INDICATED THEIR INTENTION TO VOTE IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS WILL BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDER. ALTHOUGH MANAGEMENT IS NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY, SHAREHOLDERS MAY BE PRESENT AT THE SPECIAL MEETING AND VOTE THEIR SHARES IN PERSON OR BY PROXY. MANAGEMENT DOES, HOWEVER, ENCOURAGE ALL SHAREHOLDERS TO ATTEND THE SPECIAL MEETING IN PERSON.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   Larry B. Heaps, President
Orem, Utah
September 28, 2000

Dynamic Information System and eXchange, Inc.
385 East 800 South
Orem, Utah 84097-6387

INFORMATION STATEMENT

     This Information Statement is furnished to shareholders of the Company in connection with a Special Meeting to be held at the Cedar Room of the Marriott Provo Hotel, located at 101 West 100 North, Provo, Utah 84601, on October 19, 2000, at 7:00 p.m., Mountain Daylight Time, to:

     1. Elect three directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified;

     2. Change the Bylaws to permit action without notice or a shareholders' meeting if consents in writing are obtained from shareholders having enough votes to approve the action;

     3. Approve a change of domicile merger to effect a move from Utah to Nevada;

     4. Approve a name change amendment to change the name of the Company to Career Worth, Inc.;

     5. Consider and act upon the ratification of the appointment of HJ & Associates, LLC, as independent public accountants; and

     6. Transact such other business as may properly come before the Special Meeting or any adjournment thereof.

MANAGEMENT IS NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY, HOWEVER SHAREHOLDERS MAY BE PRESENT AT THE SPECIAL MEETING AND VOTE THEIR SHARES IN PERSON OR BY PROXY. MANAGEMENT ENCOURAGES ALL SHAREHOLDERS TO ATTEND THE SPECIAL MEETING IN PERSON. THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT SEPTEMBER 29, 2000 TO ALL SHAREHOLDERS ENTITLED TO VOTE AT THE SPECIAL MEETING.

     Only holders of record of the 31,919,279 shares of Common Stock outstanding as of the Record Date are entitled to vote at the Special Meeting. Each shareholder has the right to one vote for each share of Common Stock owned. Cumulative voting is not provided for. Holders of more than 50% of the 31,919,279 shares of Common Stock outstanding must be represented at the Special Meeting to constitute a quorum for conducting business. Approval of the proposals discussed above requires the affirmative vote of a majority of issued and outstanding shares of Common Stock.

     The Company's officers, directors, and principal shareholders owning or controlling, in the aggregate, greater than 50% of the issued and outstanding shares of Common Stock on the Record Date have indicated their intention to vote in favor of the proposals. Accordingly, the proposals will be approved without the affirmative vote of any other shares.

PROPOSAL NO. 1
ELECTION OF BOARD OF DIRECTORS

     The names of the Company's current executive officers and directors and the positions held by each of them are set forth below:

Name                Age   Position               Director or Officer Since
----                ----  --------               -------------------------
Larry D. Heaps      51    President, Director    October 1993
Curtis T. Johnson   50    Director, CEO          October 1993 (1)
Troy L. Corriveau   50    Director, COO          February 2000 (2)
-------------------------
(1)  Mr. Johnson was named CEO in January 2000.
(2)  Mr. Corriveau was appointed COO in February and Director in April 2000.

     The Company's officers and directors have served in such positions since the dates indicated above. The following persons have been nominated for election as directors of the Company: Larry D. Heaps, Curtis T. Johnson and Troy L. Corriveau. Certain biographical information with respect to such persons is set forth below. Each director, if elected by the shareholders, will serve until the next annual meeting and until his or her successor is duly elected and qualified. Vacancies on the board during the year may be filled by the majority vote of the directors in office at the time of the vacancy without further action by the stockholders.

     The Company has no standing audit committee, no nominating committee for directors, or other appointed or elected committees. The board of directors does have regularly scheduled meetings, and has held four meetings during the past twelve months at which all the members of the board have been present.

Biographical Information on Nominees
------------------------------------
     Larry D. Heaps has extensive experience in operations and manufacturing management. Mr. Heaps has served as President of the Company since 1993.
From 1989 to 1993, as an independent operations consultant, Mr. Heaps successfully worked with a number of clients in establishing improved manufacturing and operational procedures. From 1972 to 1983, as Executive VP and General Manager of a successful children's clothing manufacturing operation, Larry managed operations that included hundreds of employees, thousands of customer accounts, overseas exports and innovative receivables financing. Educated at Brigham Young University, in 1972, Mr. Heaps received a Bachelor of Science in Business Management with an emphasis in Marketing.

     Curtis T. Johnson became CEO of the Company on January 1, 2000. He most recently worked as a Senior Marketing Manager from 1998 to 1999 for Intel. From 1993 to 1998, Mr. Johnson worked for the Company. From 1989 to 1993, he spent four years with Novell, Inc. as Product Line Manager and Senior Marketing Manager in Sales/Marketing. He managed a major product line from early specification through availability in the marketplace. His responsibilities included establishing and maintaining OEM relationships with major high technology vendors as well as creating and managing programs relating to Novell's major customers. From 1974 to 1980, Mr. Johnson's background also includes corporate responsibilities with Digital Equipment Corporation and from 1980 to 1989 with Wang Laboratories. He filled a variety of roles including technology development, sales, marketing and management.

     Troy L. Corriveau was appointed Chief Operating Officer of the Company in February 2000 and a Director of the Company in April 2000. Prior to this appointment, he was the Vice President of Marketing/Corporate Planning for topjobs.net inc from January 1999 - 2000. From July 1997 to December 1998,

Mr. Corriveau was involved with entrepreneurial activities, mainly real estate investments. During the period of July 1994 to July 1997, he served as the President of the Thailand Bangkok Mission for the Church of Jesus Christ of Latter-day Saints. Besides working with the missionary endeavors of 300 missionaries in Thailand and Cambodia, he also helped to initiate, organize and manage the humanitarian projects of the Church in Thailand, Cambodia, Burma and Laos. He has been involved in the creation and management of several service related businesses over the past 2 1/2 decades. Mr. Corriveau received his Doctor of Chiropractic degree from Palmer College of Chiropractic in 1974 and his BA degree from the University of the State of New York in 1991.

Vote Required

     Election of the proposed slate of nominees requires the approval of a majority of the Shares present, in person or represented by proxy, and entitled to vote at the Special Meeting. Members of management and other principal shareholders holding or controlling the vote of in excess of fifty percent (50%) of the issued and outstanding Shares entitled to vote at the Special Meeting have indicated their intention to vote "FOR" all of the nominees. The board of directors unanimously recommends a vote "FOR" all of the nominees.

PROPOSAL NO. 2
CHANGE THE BYLAWS TO PERMIT ACTION WITHOUT SHAREHOLDERS' MEETING

     The current bylaws of the Company permit actions without a shareholders' meeting if written consent of all the shareholders entitled to vote on such action is obtained by the Company. Since the adoption of this provision, most states have changed the statutory requirements for actions without shareholder's meetings to permit approval of actions by written consent obtained from that number of shareholders entitled to vote on a matter, in most instances a simple majority.

     The board of directors and management believe it would be in the best interests of the Company to be able to effect certain actions by written consent of a majority of shareholders which would otherwise require the delays and expenses for information preparation, notice and delivery associated with a shareholders' meeting. Therefore, the board is recommending to the shareholders a change in the bylaws as follows:

Current provision
-----------------
ARTICLE II - 11 - INFORMAL ACTION BY STOCKHOLDERS

     Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Proposed change
---------------
ARTICLE II - 11 - INFORMAL ACTION BY STOCKHOLDERS

     Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by at least a majority of the shareholders entitled to vote with respect to the subject matter thereof.

Vote Required

     Changing the Bylaws requires the approval of a majority of the Shares present, in person or represented by proxy, and entitled to vote at the Special Meeting. Members of management and other principal shareholders holding or controlling the vote of in excess of fifty percent (50%) of the issued and outstanding Shares entitled to vote at the Special Meeting have indicated their intention to vote "FOR" the change of bylaws. The board of directors unanimously recommends a vote "FOR" the change.

PROPOSAL NO. 3
APPROVE A CHANGE OF DOMICILE MERGER FROM UTAH TO NEVADA

     The Board of Directors and management have determined that it may be more advantageous to the Company to be domiciled in Nevada than Utah. Certain potential business partners and investors appear to believe that there are negative connotations associated with small or so-called "penny stock" companies domiciled in Utah. The Company has made and is continuing to make an effort to disassociate itself from the penny stock arena, and feels that the change of domicile would make approaches to potential business partners and investors easier.

     In addition, over the years, the state of Nevada, through legislative action, has developed a comprehensive and flexible body of corporate law that is responsive to the needs of modern business. Many of the largest and most successful corporations in the United States have either chosen Nevada as their initial state of incorporation or reincorporated there. The large number of corporations seeking incorporation in the state of Nevada, has caused Nevada's legislative, executive, and judicial branches to take affirmative steps to encourage corporations to establish themselves in the state of Nevada. The Company's board of directors feels that the advantages offered by the corporate laws of Nevada will make the Company a more manageable corporation for effecting its business activities.

Effect of Reincorporation

     The articles of incorporation of the Nevada Corporation will be the governing instrument following the merger with the Company. Set forth below is a discussion of some of the effects of the reincorporation of the Company in the state of Nevada that management believes to be material. In most other respects, the articles of incorporation of the Nevada Corporation will be essentially the same as the Company's present articles of incorporation. The summary of the provisions of the new articles of incorporation and changes to the existing articles of incorporation of the Company set forth below is not intended to be complete and is qualified in its entirety by the provisions of the articles of incorporation. A copy of the current articles of incorporation, as well as a copy of the articles of incorporation of the Nevada corporation, may be obtained by a written request addressed to the Company.

Change in Bylaws

     In connection with the reincorporation of the Company in the state of Nevada, the bylaws of the Nevada Corporation will become the bylaws of the Company and will thereafter govern the corporate affairs of the Company.
There are no material differences between the bylaws of the Company and the bylaws of the Nevada Corporation, other than the proposed change to Article II, Section 11, as outlined under PROPOSAL NO. 2 above. Copies of the current bylaws and the proposed bylaws may be obtained by written request addressed to the Company.

Corporate Laws of Nevada

     The Nevada General Corporation Law differences from the Utah Corporation Code in certain respects in addition to those otherwise set forth above. It is impractical to state all such differences, but the changes which management of the Company deems to be material are set forth below:

(1) Under Nevada law, proxies are valid for six months unless otherwise provided in the proxy; Utah law provides that proxies may not be valid for longer than 11 months unless otherwise provided in the proxy.

(2) Under Nevada law, only one director is required to be on the board of directors; Utah law provides that there must be a minimum of three directors unless there are fewer than three shareholders.

(3) Under Nevada law, shareholders of a corporation have appraisal rights in cases of merger or consolidations, but do not have such rights with respect to a sale of all or substantially all of the assets of a corporation. Under Utah law, shareholders of a corporation have the right of appraisal in cases of mergers, consolidations, and the sale or mortgage of all or substantially all of the assets of the corporation other than in the ordinary course of business.

(4) In Utah, shareholder approval is required prior to the mortgage of all or substantially all of the assets of a corporation, but such approval is not required in Nevada.

(5) Nevada law permits acquisitions by a merger without shareholder vote where the Nevada corporation survives, does not change its charter, and does not issue an amount of stock greater than the number of shares equal to 20% of
the series of shares outstanding before the merger.   Under Utah law, a
shareholder vote is required in such cases.

(6) Nevada law authorizes corporations to adopt provisions in their certificate of incorporation to limit the liability of a director for damages for breach of his or her fiduciary duty, except for breaches for acts or omissions involving intentional misconduct, knowing violations of law or fraud or for the payment of unlawful dividends. Utah has a similar statute which permits the limitation of money damages for breach of a director's fiduciary duty, except for breaches involving transaction from which the director derived an improper personal benefit or for intentional infliction of harm on the Company or for improper payment of dividends.

(7) Nevada law provides for appraisal rights for shareholder dissenting from only a merger or consolidation which requires the vote of shareholders; provided, that no appraisal rights are available to holders of a class or series of stock that is listed on a national securities exchange or that is held of record by more than 2,000 shareholders. Utah law provides appraisal rights for any shareholder who dissents from a merger, consolidation, or sale or exchange of all or substantially all of a corporation's assets; provided, that no appraisal rights are available to holders of a class or series of stock that is listed on a national securities exchange or that is held of record by more than 2,000 shareholders.

(8) Nevada and Utah law provide for limitations on the ability of the Company to engage in acts with interested parties or to issue control shares. Both statutes provide a provision for opting out of such requirements. The Company Nevada articles of incorporation will opt out of such requirements involving transactions with interested shareholders or the purchase of control shares.

     Other than the above summarized items, the change of domicile would not have an effect on shareholder rights or privileges, but would be accomplished through a share for share exchange, replacing each share of issued and outstanding stock in the Utah corporation with a share of stock in the Nevada corporation. The number of shares of the new Nevada corporation issued and outstanding following the change of domicile would be the same as the number of shares of the Company issued and outstanding immediately prior to the change of domicile.

Vote Required

     The change of domicile merger requires the approval of a majority of the Shares present, in person or represented by proxy, and entitled to vote at the Special Meeting. Members of management and other principal shareholders holding or controlling the vote of in excess of fifty percent (50%) of the issued and outstanding Shares entitled to vote at the Special Meeting have indicated their intention to vote "FOR" the change of domicile merger. The board of directors unanimously recommends a vote "FOR" the change of domicile.

PROPOSAL NO. 4
APPROVE A NAME CHANGE TO CAREER WORTH, INC.

     The board of directors believes that it is in the best interest of the Company to change its name to more accurately reflect its business operations and position in the market place. It has determined that the name "Career Worth, Inc.", is available in both Utah and Nevada. In anticipation of the approval of the change of domicile merger outlined in Proposal No. 3 above, the Company is preparing to incorporate under the name Career Worth, Inc., in the state of Nevada and proposes to adopt the new name as part of the change of domicile.

Vote Required

     The name change in connection with the change of domicile merger requires the approval of a majority of the Shares present, in person or represented by proxy, and entitled to vote at the Special Meeting. Members of management and other principal shareholders holding or controlling the vote of in excess of fifty percent (50%) of the issued and outstanding Shares entitled to vote at the Special Meeting have indicated their intention to vote "FOR" the name change. The board of directors unanimously recommends a vote "FOR" the name change.

PROPOSAL NO. 5
RATIFY THE SELECTION OF JONES JENSEN AND COMPANY AS INDEPENDENT AUDITORS

     The Board of Directors has selected HJ & Associates, LLC (formerly Jones Jensen and Company) as independent auditors for the fiscal year ending December 31, 2000. To the knowledge of the Company, at no time has HJ & Associates had any direct or indirect financial interest in or any connection with the Company other than as independent public accountants. It is not anticipated that representatives of HJ & Associates will be present at the Special Meeting.

Vote Required
-------------
     The affirmative vote of the majority of the Company's issued and outstanding shares of common stock is required to ratify the selection of HJ & Associates as independent auditors. The affirmative vote of such majority is assured in that members of management and other principal shareholders holding or controlling the vote of in excess of fifty percent (50%) of the issued and outstanding Shares entitled to vote at the Special Meeting have indicated their intention to vote "FOR" the ratification. The board of directors unanimously recommends a vote "FOR" the selection.

                            EXECUTIVE COMPENSATION

     The following tables set forth certain summary information concerning the compensation paid or accrued for each of the Company's last three completed fiscal years to the Company's chief executive officer and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at December 31, 1999, the end of the Company's last completed fiscal year):



                                         SUMMARY COMPENSATION TABLE

                                     Annual Compensation              Long Term Compensation

                                                       Other
                                                       Annual      Restricted                          All Other
Name & Principal                                       Compen-     Stock         Options/     LTIP     Compensa-
Position                Year    Salary($)   Bonus($)   sation($)   Award($)      SARS(#)    Payout($)    tion($)
----------------        ----    ---------   --------   ---------   --------      -------    ---------   --------
Eric E. Marchant        1999    $   8,750       -           -      $55,000          -           -           -
CEO & Chairman          1998    $  96,000       -           -          -            -           -           -
                        1997    $  75,000       -      $ 112,500(1)    -            -           -           -

Larry D. Heaps          1999    $  60,167       -           -      $82,500          -           -           -
President & Director    1998    $  96,000       -           -          -            -           -           -
                        1997    $  75,000       -       $112,500(1)    -            -           -           -

Curtis T. Johnson       1999    $     -         -       $  1,000       -            -           -           -
Director                1998    $   5,750       -           -          -            -           -           -
(President 1994-96)     1997    $  75,000       -      $ 112,500(1)    -            -           -           -


(1) These officers received restricted stock for accrued salaries.

463:


Employment Agreements and Benefits
----------------------------------
     On April 6, 1999, the Company entered into an Employment Agreement with
J. Robert Walz for the salary of $84,000.00 per year, subject to discretionary increase pursuant to an annual review by the board of directors. The agreement includes a signing bonus of fifty thousand (50,000) shares of the Company's common stock. The agreement also includes provisions for a bonus payment upon the anniversary date of signing based upon a determination of the board of directors.

     On January 10, 2000, the Company entered into a three-year Employment Agreement with Larry D. Heaps for the salary of $120,000.00 per year, subject to discretionary increase pursuant to a semi-annual review by the board of directors.

     On January 10, 2000, the Company entered into a three-year Employment Agreement with Curtis T. Johnson for the salary of $120,000.00 per year, subject to discretionary increase pursuant to a semi-annual review by the board of directors.

     On February 1, 2000, the Company entered into an annually renewable Employment Agreement with Troy Corriveau for the salary of $90,000.00 per year, subject to discretionary increase pursuant to a semi-annual review by the board of directors.

     All other employee agreements with the Company are at will. As a condition to employment, all the Company's managers and key personnel are required to sign a non-disclosure and non-competition agreement.

Compensation of Directors
-------------------------
     The Company's directors receive no payments for attendance at meetings. Board members may be reimbursed for all reasonable out-of-pocket expenses incurred by them in conjunction with their attendance at board meetings.

Resignation of Officer and Director
-----------------------------------
     Effective 24 November 1999, Eric E. Marchant tendered his resignation as CEO and Chairman of the board of directors of the Company.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of September 14, 2000, the name and the number of shares of the Company's Common Stock, par value $0.001 per share, held of record or beneficially, more than 5% of the 31,919,279 issued and outstanding shares of the Company's Common Stock, and the name and shareholdings of each director and of all officers and directors as a group.

Security Ownership of Certain Beneficial Shareholders
----------------------
Title
 of     Name and Address         Amount and Nature of               Percentage
Class   Beneficial Owner         Beneficial Ownership               of Class
-----   ----------------         --------------------               ----------
Common  Larry D. Heaps            2,025,000  Direct                   7.0%
        743 South 670 East          200,000  Indirect (1)
        Orem, Utah 84097

Common  Curtis T. Johnson         1,979,999  Direct                   6.2%
        1133 East 2570 North
        Provo, Utah 84604

Common  Craig Morrison            2,874,861  Direct                   9.0%
        3771 Riverwood Drive
        Provo, Utah 84604

Officers and Directors
----------------------
Title
 of     Name and Address         Amount and Nature of               Percentage
Class   Beneficial Owner         Beneficial Ownership               of Class
-----   ----------------         --------------------               ----------
Common  Larry D. Heaps                          -see above-

Common  Curtis T. Johnson                       -see above

Common  Troy L. Corriveau
        1055 North Warmsprings Rd   1,291,692 Direct                  4.2%
        Midway, Utah 84041             40,000 Indirect (2)

        All Officers/Directors      5,296,691 Direct                  16.6%
        as a Group (3 Persons)        240,000 Indirect                 0.8%
                                    ---------                        -----
        Total Beneficial Ownership  5,536,691                         17.4%


(1) Represents shares held of record by the Heaps Family Trust, an entity controlled by DeLynn Heaps, of which Larry Heaps is a beneficiary.
(2) Represents shares held by Lynn and Courtney Corriveau, the spouse and minor daughter, respectively, of Troy Corriveau.

            CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Management and Others
---------------------------------------
     Except as indicated below, and for the periods indicated, there were no material transactions, or series or similar transactions, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, or in which any director or executive officer, or any security holder who is known to the Company to own of record or beneficially more than 5% or any class of the Company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

     During 1999, the Company issued restricted common stock to the following affiliates: Larry D. Heaps was issued 350,000 shares of restricted common stock for prior year accrued salary, wages, and services rendered; Eric E. Marchant was issued 350,000 shares of restricted common stock for prior year accrued salary, wages, and services rendered, and Robert Walz was issued 92,000 shares of restricted stock for services rendered.

Certain Business Relationships
------------------------------
     Except as indicated below, and for the periods indicated, there were no material relationships regarding directors that exist, or have existed during the Company's last fiscal year.

Indebtedness of Management
--------------------------
     Except as indicated below, and for the periods indicated, there were no material transaction, or series of similar transactions, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which any director or executive officer, or any security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

Transactions with Promoters
---------------------------
     None.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     HJ & Associates, LLC, (formerly Jones Jensen and Company) have been the independent certified public accountant who have examined the Company's financial statements for the fiscal year ended December 31, 1999.

     The Company's Board of Directors does not anticipate that a representative of HJ & Associates will be present at the Meeting.


                              SHAREHOLDER PROPOSALS

     No proposals have been submitted by shareholders of the Company for consideration at the Special Meeting. It is anticipated that the next annual meeting of shareholders will be held during May 2001. Shareholders may present proposals for inclusion in the Information Statement to be mailed in connection with the next annual meeting of shareholders of the Company, provided such proposals are received by the Company no later than 90 days prior to such meeting, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation and bylaws of the Company.

                                 LEGAL MATTERS
     None.

                                 OTHER MATTERS

     Management does not know of any business other than referred to in the Notice which may be considered at the meeting. If any other matters should properly come before the Special Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.

                                Dynamic Information System and eXchange, Inc. By order of the Board of Directors


                                /S/ Larry D. Heaps, President


Orem, Utah
September 28, 2000